Consent of Independent Auditors


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of Mellon Institutional Funds Investment
Trust: The Boston Company Large Cap Core Fund, The Boston Company Small Cap Value Fund, The Boston Company Small Cap Growth Fund, The Boston Company Small Capitalization Equity Fund, The Boston Company Small Cap Tax-Sensitive Equity Fund, The Boston Company International Core Equity Fund, and The Boston Company International Small Cap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Auditors" and "Experts and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 1, 2004